                                                                   EXHIBIT 23(b)



                          INDEPENDENT AUDITOR'S CONSENT


        We consent to the incorporation by reference in this Registration Statement of United National Bancorp on Form S-4 of our report dated January 25, 2002 appearing in the Annual Report of Vista Bancorp, Inc. and Subsidiaries for the year ended December 31, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.



                                      /s/ McGladrey & Pullen, LLP
                                      ---------------------------
                                          McGladrey & Pullen, LLP


Blue Bell, Pennsylvania
March 7, 2002